Exhibit 99.1

Novo Integrated Sciences Signs Agreement of Transfer and Assignment

BELLEVUE, Wash., January 14, 2019 (GLOBE NEWSWIRE) — via OTC PR WIRE – On January 8, 2019, Novo Integrated Sciences, Inc. (OTCQB:NVOS) (the “Company” or “Novo Integrated Sciences”) and 2478659 Ontario Ltd., an Ontario corporation (“247), signed an Agreement of Transfer and Assignment (the JV Assignment”), pursuant to which Novo Integrated Sciences assumes all rights and obligations outlined within a Joint Venture Agreement (“JV”), executed January 7, 2019, between 247 and Kainai Cooperative, a cooperative organized under the laws of Alberta, Canada (“KA”).

The JV provides for both farming and greenhouse agricultural development, to include supporting infrastructure, of over 275,000 acres of Canadian prairie land for a minimum term of fifty years. The primary cash crop to be harvested is hemp and medical cannabis. In consideration for the JV Assignment, upon expiration of a 20-day diligence period or the Company waiving such period, 247 will be issued 12,000,000 shares of the Company’s common stock pursuant to an exemption from registration as set forth in Regulation S under the Securities Act of 1933, as amended (the “Assignment Stock”). Additionally, the Assignment Stock issued will be subject to a one-year lock up period from date of issuance.

Mr. Robert Mattacchione, Novo Integrated Sciences’ CEO and Board Chairman, states, “With the hemp and medicinal cannabis sectors experiencing exponential growth worldwide, we are very excited to commence our long-term relationship with the Kainai Cooperative while also fulfilling a primary objective to develop business units outside of our core health science platforms. The interface between Novo Integrated Sciences, CannaPiece Group and KA, directly established through the JV, allows the Company to leverage strength through partnership creating a clear and concise concept-to-reality pathway. This long-term partnership provides the Company with a seamless migration into a broad-spectrum of sciences through medicinal agriculture research and product enhancement, application of renewable energy resources and rural development initiatives. Additionally, community partnerships such as this ensure economic stimulus to the rural participants and surrounding populations. With direct control of the grow, extraction and manufacturing processes for hemp and medical cannabis products combined with access to our expanding patient base, as well as a rapidly growing worldwide patient community, Novo Integrated Sciences and its holdings, is well-positioned to provide high-quality, low-cost medical cannabidiol products.”

About Novo Integrated Sciences, Inc. and Novo Healthnet Limited

Through NHL, a wholly owned subsidiary of Novo Integrated Sciences, we deliver multi-disciplinary primary healthcare to over 400,000 patients annually through our 16 corporate-owned clinics and a contracted network of 92 affiliate clinics and 223 eldercare centric homes located across Canada. Our team of practitioners and staff are trained for assessment, diagnosis, treatment, pain management, rehabilitation and primary prevention. Our specialized services and products include physiotherapy, chiropractic care, occupational therapy, eldercare, laser therapeutics, massage therapy, acupuncture, chiropody, neurological functions, kinesiology, concussion management and baseline testing, women’s pelvic health, sports medicine therapy, assistive devices, and private personal training.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on NHL, please visit www.novohealthnet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David

President

Novo Integrated Sciences, Inc.

cdavid@novointegrated.com

(206) 617-9797